CONRAD INDUSTRIES, INC.

CODE OF ETHICS AND BUSINESS CONDUCT

I.	OVERVIEW

This Code of Ethics and Business Conduct (this “Code”) sets forth the guiding principles and policies that govern the activities of Conrad Industries, Inc. and its subsidiaries (collectively, the “Company”). The Company is committed to maintaining high ethical standards and expects all directors, officers and employees, by virtue of their association or employment with the Company, to adhere to the highest standards of personal and professional integrity and to comply with this Code and all applicable laws, rules and regulations.

This Code explains the basic principles of ethics and business conduct for the Company. No code or policy can anticipate every situation a director, officer or employee might confront. Accordingly, this Code is intended to serve as a source of guiding principles for directors, officers and employees, who are expected to apply these principles to their day-to-day activities and seek advice whenever they are unsure about a particular situation.

The purpose of this Code is to promote the following objectives:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the Code to the appropriate person or persons, as identified in the Code; and

•	Accountability for adherence to the Code.

II.	PRINCIPLES

Conflicts of Interest

All directors, officers and employees of the Company are required to avoid any situation that would create a conflict, or gives the appearance of a conflict, between their own interests and the interests of the Company, unless approved as provided below. A “conflict of interest” exists whenever an individual’s private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company. A conflict situation can arise when a director, officer or employee takes actions or has interests that may make it difficult to perform his or her work for the Company objectively and effectively. Conflicts of interest may also arise when a director, officer or employee (or a member of his or her family) receives improper personal benefits as a result of his or her position with the Company, whether from a third party or the Company.

Any compensation paid to an executive officer of the Company for services rendered as an employee of the Company is not considered a conflict of interest if it is approved by the Compensation Committee of the Company’s Board of Directors.

Conflicts of interest are prohibited as a matter of Company policy, unless approved as provided below. Conflicts of interest may not always be clear-cut, so if a question arises, employees should consult with their supervisor or superior. Directors and executive officers should consult with the Company’s counsel.

Approval of Conflicts of Interest

Conflicts of interest involving a director or executive officer must be approved by the Audit Committee of the Board of Directors. Conflicts of interest involving other employees must be approved by the Company’s Chief Executive Officer.

Gifts and Business Entertainment

Notwithstanding the foregoing, Company personnel may accept without disclosure nominal gifts (valued at less than $250), that are gifts of token value or gifts used for advertising or promotion, as long as they are customarily given in the regular course of business. In addition, employees may accept ordinary business entertainment without disclosure if it is reasonable in the context of the business and it is either associated with a necessary business meeting or it advances the Company’s business interests. In all cases, the acceptance of gifts valued at $250 or greater or the acceptance of extraordinary business entertainment must be disclosed and approved as described above.

Company Charitable Contributions

All charitable contributions made in the name of the Company at the request of or on behalf of a director or executive officer must be either (1) contained in a budget approved by the Audit Committee of the Board of Directors, (2) approved by the Company’s Chief Executive Officer, up to a maximum of $2,000 for any one request and a total of $12,000 for all such requests submitted to the CEO, or (3) separately approved by the Audit Committee.

Confidentiality

All directors, officers or employees, during or subsequent to association or employment with the Company and without proper authority, may not give or make available to anyone, or use for his or her own benefit, information of a confidential nature derived from association or employment with the Company. Directors, officers and employees of the Company are expected not to divulge confidential information about the Company’s business and are expected to use confidential information only in the performance of their duties. Directors, officers and employees should be discreet with Company confidential information and not discuss it in places where it can be overheard, such as elevators, restaurants, taxis and airplanes.

Examples of confidential information include, but are not limited to, financial earnings results before they are released to the public and nonpublic information about the Company’s operations, strategies, projections, business plans, bids and processes.

Confidential information also includes nonpublic information received about the Company’s customers. All directors, officers and employees must safeguard any information that customers share in the course of doing business with the Company and must ensure that such customer information is used only for the reasons for which the information was gathered and in accordance with applicable laws.

Use and Protection of Company Assets

Company property should be used for the benefit of the Company and not for personal gain. Company property includes tangible assets such as buildings, equipment and office supplies, as well as intangible assets such as software and other intellectual property rights, business concepts and strategies, employee time, financial data and other information about the Company.

The Company considers all data and communications transmitted or received by or contained in the Company’s electronic or telephonic equipment and systems or maintained in written form to be Company property. Employees and other users of the equipment or systems should have no expectation of privacy with respect to those data and communications.

Corporate Reporting

The Company is committed to full, fair, accurate, timely and understandable disclosure in public reports and documents that it files with, or submits or provides to, regulatory authorities (including but not limited to the Securities and Exchange Commission), stockholders and the public. Depending on their position with the Company, a director, officer or employee may be called upon to provide necessary information to assure that the Company’s corporate reports are complete, fair and understandable. The Company expects all directors, officers and employees to take this responsibility seriously and to provide prompt and accurate answers to inquiries related to the Company’s corporate disclosure requirements.

Public Communications

No director, officer or employee shall make statements or provide any information to the press, financial analysts, or any public forum about the Company and its business prospects unless they have specific authorization to do so. The potential legal risks from inaccurate statements include claims of false advertising, misrepresentation, breach of contract, securities fraud or antitrust violations.

In order to ensure that communications to the public about the Company are accurate and widely disseminated, directors, unauthorized officers and employees may not communicate any material nonpublic information about the Company outside of the Company. Only the Company’s Chief Executive Officer and Chief Financial Officer, or employees specifically authorized by them, are authorized to speak with financial analysts or securities professionals. If an employee or director receives an inquiry from a journalist or financial analyst, he or she should refer it to the Chief Financial Officer or Chief Executive Officer.

For more information regarding the Company’s policies and procedures with respect to the public dissemination of information about the Company, directors and officers should refer to the Company’s Supplemental Disclosure Policy.

Company Records and Financial Statements

All of the Company’s books, records, accounts and financial statements must appropriately reflect the Company’s transactions and must conform both to applicable legal requirements and to the Company’s system of internal controls. All financial data should be prepared promptly, carefully, and honestly and treated with discretion. Falsifying or altering records or reports or knowingly approving false or altered records or reports is prohibited.

Compliance with Applicable Laws, Regulations, Policies and Procedures

The Company is subject to numerous federal, state and local laws, rules and regulations. All directors, officers and employees of the Company are expected to understand, respect and comply with all of the laws, regulations, policies and procedures that apply to them in their position with the Company.

If directors, officers or employees have questions about the laws, rules, regulations, policies or procedures that apply to the Company or their duties and responsibilities, they must use the resources the Company makes available, including seeking the advice of supervisors or superiors, as appropriate, or the Company’s counsel.

Insider Information and Insider Trading

Many directors, officers and employees may learn of or have access to proprietary information about the Company that is not generally known to the public and, if disclosed, could affect the market value of Company stock or that of other companies. This information could include trade secrets, business plans, marketing and sales programs, audits, earnings or other confidential or proprietary information that could financially affect the Company. This is known as “insider” or “non-public” information and must be held in the strictest confidence.

Any director, officer or employee who is aware of material, non-public information that has not yet been available to the public for at least two full business days is prohibited by law as well as by Company policy from trading in the Company’s securities or directly or indirectly disclosing such information to any other persons so that they may trade in the Company’s securities. Insider or non-public information, whether positive or negative, is generally material if it might be of significance to an investor in determining whether to purchase, sell or hold the Company’s securities. Information may be significant for this purpose even if it would not alone determine the investor’s decision.

Directors, officers and employees who chose to purchase or sell the Company’s securities are encouraged to do so during the 15-day period beginning two business days following the filing of the Company’s quarterly or annual reports with the Securities and Exchange Commission. Again, such transactions cannot be made if the person has knowledge of material, non-public information. Directors, officers and employees should consult with the Chief Financial Officer if they have any questions about trading in Company securities.

Disclosing insider or non-public information is a violation of federal law. Serious problems could be caused for the Company by unauthorized disclosure of insider information about the Company, regardless of whether such disclosure is made for the purpose of facilitating improper trading in the Company’s securities. Any director, officer or employee participating in such activities may be subject to civil or criminal penalties.

III.	REPORTING ILLEGAL OR UNETHICAL BEHAVIOR; ACCOUNTABILITY FOR ADHERENCE TO THE CODE

The Company has developed the following procedures to ensure the prompt and consistent enforcement of the Code, protection for persons reporting questionable behavior, clear and objective standards for compliance, and a fair process by which to determine violations.

Reporting Illegal or Unethical Behavior

Reporting suspected or known violations committed by Company directors or officers

Directors, officers or employees who suspect or know of violations of the Code or otherwise illegal or unethical business or workplace conduct by Company directors or officers have an obligation to report such violations or conduct to the Audit Committee of the Company’s Board of Directors by writing to the Committee care of the Company’s outside counsel, Ms. Dionne M. Rousseau, at the following address:

Audit Committee of the Conrad Industries, Inc. Board of Directors

c/o Ms. Dionne M. Rousseau, Outside Counsel

Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

201 St. Charles Avenue, Suite 5100

New Orleans, Louisiana 70170-5100

Ms. Rousseau will promptly forward all such reports to the Audit Committee for its review.

Reporting suspected or known violations committed by Company employees

Employees who suspect or know of violations of this Code or otherwise illegal or unethical business or workplace conduct by other employees have an obligation to contact their supervisor, who must promptly inform the Company’s Manager of Human Resources of the suspected or known violation.

Officers and Directors who suspect or know of violations of this Code or otherwise illegal or unethical workplace conduct by employees must contact the Manager of Human Resources directly.

If the supervisor or Manager of Human Resources is not responsive, or if there is reason to believe that reporting to such individuals is inappropriate in particular cases, then the director, officer or employee may contact the Chief Executive Officer of the Company. If the director, officer or employee is still not satisfied with the response, or the conduct involves or potentially involves the Chief Executive Officer, such person may contact the Audit Committee of the Board of Directors by writing to the Committee’s outside counsel, Ms. Dionne M. Rousseau, at the address listed above.

Enforcement

Upon receipt of a complaint or report regarding a known or suspected violation of the Code or otherwise illegal or unethical workplace conduct, the Manager of Human Resources (in consultation with the Chief Executive Officer), the Chief Executive Officer or the Audit Committee, as the case may be, will evaluate the report as to gravity and credibility. If such persons determine that further action is warranted, they will instruct the appropriate Company personnel or outside advisor (which may be the Company’s regular outside counsel or another advisor) to:

•	initiate an informal inquiry or a formal investigation with respect thereto;

•	prepare a report of such inquiry or investigation;

•	make the results of such inquiry or investigation available to the appropriate Company personnel for their consideration and action;

•	if there is merit to the report, take appropriate disciplinary action, up to and including removal or dismissal, and, if warranted, legal proceedings; and

•	after the matter has concluded, report back in an appropriate manner to the person who reported the known or suspected violation of the Code or illegal or unethical behavior.

All complaints received by the Manager of Human Resources, Chief Executive Officer or the Audit Committee, as the case may be, and any reports created as a result thereof, shall be maintained by the Company for review and inspection for a period of three years from the date of its receipt.

Except for those officers, employees or agents of the Company that are called on to investigate reports, the reports shall be kept confidential, subject to applicable law.

Accountability

Each director, officer and employee must be alert and sensitive to situations that could result in illegal, unethical or otherwise improper actions, either by him or herself or other employees. No violation of this Code, any other Company policy, or any law, rule or regulation will be justified by a claim that it was ordered by someone in higher authority. No one, regardless of his or her position, is authorized to direct another to commit an illegal act.

Reporting a known or suspected violation of this Code or any applicable law, rule, regulation or Company policy should not be considered an act of disloyalty, but an action that shows a sense of responsibility that will help safeguard the reputation of the Company and its employees.

A failure of any director, officer or employee to comply with any law, rule or regulation, this Code, or any other applicable Company policy may result in disciplinary action, removal or dismissal, and, if warranted, legal proceedings.

Should it be discovered that a director, officer or employee has been arrested for suspected criminal conduct, either on or off the job, the Company may conduct an independent review of the available facts and determine whether disciplinary or employment action is warranted.

Director and Officer Responsibilities

The Company’s directors and officers are expected to comply with this Code, other applicable Company policies, and all applicable laws rules and regulations. They are also expected to promote ethical behavior by (1) encouraging employees to talk to supervisors and other appropriate personnel when in doubt about the best course of action in a particular situation; (2) encouraging employees to report violations of laws, this Code, or any other Company policy to appropriate personnel; and (3) reminding employees that the Company will not permit retaliation for reports made in good faith.

Company directors and officers who become aware of violations of law, this Code or any other Company policy are expected to stop the violations and, if necessary, conduct an investigation with assistance of Company counsel if appropriate.

Protection for Persons Reporting Questionable Behavior

All directors, officers and employees are required to cooperate fully in any internal investigation. If a director, officer or employee discovers the need to report a suspected violation of law, this Code, or any Company policy, that person will not be terminated, disciplined, demoted or otherwise discriminated against for (1) making a report of a violation or suspected violation in good faith and on the basis of a reasonable belief that a violation has occurred or will occur or (2) assisting with any ensuing investigation. To the extent permissible, the Company will endeavor to keep confidential the identity of anyone reporting possible violations.

IV.	AMENDMENT, MODIFICATION AND WAIVER

This Code may be amended or modified by the Board of Directors of the Company. Waivers of this Code for directors, the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and any other executive officer may only be granted by the Board of Directors. Amendments to and waivers of the Code will be disclosed to shareholders in accordance with law and the applicable rules of the Nasdaq Stock Market, Inc.

V. CERTIFICATIONS

All directors and salaried employees of the Company are required to certify compliance with the Code on an annual basis by signing and returning the certification attached hereto as Exhibit A to the Company’s Manager of Human Resources.

Adopted by the Board of Directors

December 9, 2003

EXHIBIT A

CONRAD INDUSTRIES, INC.

CODE OF ETHICS AND BUSINESS CONDUCT

Annual Compliance Certification

To:	Manager of Human Resources

Conrad Industries, Inc.

I acknowledge and confirm to Conrad Industries, Inc. (the “Company”) that I have received, read, understand and will comply with the Company’s Code of Ethics and Business Conduct. I understand that any violation of the Code or illegal or unethical conduct is subject to disciplinary action, up to and including removal or dismissal, and, if warranted, legal proceedings.

If I am a director or officer of the Company, I further acknowledge that I have received, read, understand and will comply with the Company’s Supplemental Disclosure Policy.

Signature

Printed Name

Date